     As filed with the Securities and Exchange Commission on June 11, 1997
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ___________
                                 LHS GROUP INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                           58-2224883
(State of incorporation)                       (IRS Employer Identification No.)

                       SIX CONCOURSE PARKWAY, SUITE 2700
                            ATLANTA, GEORGIA  30328
              (Address of Principal Executive Offices) (Zip Code)

                                 LHS GROUP INC.
                           1996 STOCK INCENTIVE PLAN
            250,000 STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS
           436,000 STOCK OPTIONS GRANTED TO CERTAIN FUTURE EMPLOYEES
                            (Full title of the plan)

                                 JERRY BRAXTON
                            CHIEF FINANCIAL OFFICER
                                 LHS GROUP INC.
                       SIX CONCOURSE PARKWAY, SUITE 2700
                             ATLANTA, GEORGIA 30328
                                 (770) 280-3004
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    COPY TO:
                                M. HILL JEFFRIES
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000
                                  ___________


                                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
           TITLE OF                              PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
        SECURITIES TO            AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING        REGISTRATION
        BE REGISTERED           REGISTERED (1)       SHARE (2)             PRICE                   FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        2,931,500          $ 5.30            $15,536,950            $ 4,709
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value           73,000          $16.75            $ 1,222,750            $   371
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value           74,000          $16.00            $ 1,184,000            $   359
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        1,607,500          $39.125           $62,893,438            $19,059
---------------------------------------------------------------------------------------------------------------
Total                               4,686,000                            $80,837,138            $24,497
---------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the LHS Group Inc. 1996 Stock Incentive Plan (the "Plan") and the Option Agreements with the non-employee directors and certain future employees of the Company.
(2) Determined in accordance with Rule 457(h), the registration fee is based on the average option price per share for shares presently subject to options and, for those shares not presently subject to options, on the average of the high and low prices of the Registrant's Common Stock reported on the NASDAQ National Market on June 10, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by LHS Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's prospectus dated May 15, 1997 which forms a part of the Company's Registration Statements on Form S-1 (Registration Nos. 333-22195 and 333-27247); and

         (b) The description of the Common Stock, $.01 par value per share, of the Company which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

  Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Company also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.*

    4(a) Registrant's Certificate of Incorporation, as amended, hereby incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 dated May 15, 1997 with Registration No. 333-22195.

    4(b) Registrant's Bylaws hereby incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 dated May 15, 1997 with Registration No. 333-22195.

    4(c) LHS Group Inc.'s 1996 Stock Incentive Plan.

    5    Opinion of counsel of Registrant.

    23(a)  Consent of counsel (included in Exhibit 5).

    23(b)  Consent of Ernst & Young LLP.

-------------------------

*   Exhibits are numbered in accordance with Item 601 of Regulation S-K.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

    provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not
    ------------------
apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registration pursuant to the foregoing provisions, or otherwise, the Registration has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


    Pursuant to the requirements of the Securities Act of 1933, the registrant, LHS Group Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of June, 1997.

                              LHS GROUP INC.
                              Registrant



                              By:  /s/ Hartmut Lademacher
                                 ------------------------
                                  Hartmut Lademacher
                                  Chairman of the Board of Directors and
                                  Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on June 10, 1997.


         SIGNATURE                                  TITLE
         ---------                                  -----


/s/ Hartmut Lademacher       Chairman of the Board and Chief Executive Officer
---------------------------  (Principal Executive Officer)
Hartmut Lademacher


/s/ Jerry W. Braxton         Executive Vice President, Chief Financial Officer,
---------------------------  Treasurer and Director (Principal Financial and
Jerry W. Braxton             Accounting Officer)


/s/ Dr. Wolf J. Gaede        Executive Vice President, General Counsel and
---------------------------  Director
Dr. Wolf J. Gaede


                             Director
---------------------------
Ulf Bohla


/s/ William E. Ford          Director
---------------------------
William E. Ford


                             Director
---------------------------
William O. Grabe


                             Director
---------------------------
George F. Schmitt

                                 EXHIBIT INDEX





EXHIBIT NUMBER*                 DESCRIPTION
--------------                  -----------

4(c)               LHS Group Inc. 1996 Stock Incentive Plan.

5                  Opinion of counsel to Registrant.

23(a)              Consent of counsel (included in Exhibit 5).

23(b)              Consent of Ernst & Young LLP.


----------------------

*Exhibits are numbered in accordance with Item 601 of Regulation S-K.

                                             Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                  --------------------------------------------


                              EXHIBITS FILED WITH

                             REGISTRATION STATEMENT

                                  ON FORM S-8

                                     UNDER

                           THE SECURITIES ACT OF 1933

                  --------------------------------------------



                                 LHS GROUP INC.
                       SIX CONCOURSE PARKWAY, SUITE 2700
                            ATLANTA, GEORGIA  30328
                                 (770) 280-3004